Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Hilton Worldwide Holdings Inc. 2013 Omnibus Incentive Plan of our report dated September 6, 2013, with respect to the consolidated financial statements of Hilton Worldwide Holdings Inc., included in the Registration Statement on Form S-1 (No. 333-191110) and related Prospectus of Hilton Worldwide Holdings Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia

December 11, 2013